EXHIBIT 4.25.4

EXECUTION VERSION

FIRST AMENDMENT TO MATURITY LOAN “B” AGREEMENT

This First Amendment to the Maturity Loan “B” Agreement (as defined below), dated as of January 22, 2009 (this “Amendment No. 1”), is entered into by and among NEW SUNWARD HOLDING B.V. (the “Borrower”), a private company with limited liability formed under the laws of The Netherlands, with its corporate seat in Amsterdam, The Netherlands, CEMEX, S.A.B. de C.V., (the “Parent”), a sociedad anónima bursátil de capital variable organized and existing pursuant to the laws of the United Mexican States, CEMEX MÉXICO, S.A. de C.V., (“CEMEX Mexico” and together with the Parent, the “Guarantors”) a sociedad anónima de capital variable organized and existing pursuant to the laws of the United Mexican States, the several Lenders party thereto, and ING CAPITAL LLC, as administrative agent (the “Administrative Agent”).

RECITALS

A. The Borrower, the Guarantors, the several Lenders party thereto, the Administrative Agent, HSBC Securities (USA) Inc., as Sole Structuring Agent, Joint Lead Arranger and Joint Bookrunner, Banco Santander, S.A., as Joint Lead Arranger and Joint Bookrunner, and The Royal Bank of Scotland PLC, as Joint Lead Arranger and Joint Bookrunner, are parties that certain Senior Unsecured Maturity Loan “B” Agreement, dated as of December 31, 2008 (as now or hereafter amended, restated, waived or otherwise modified, the “Maturity Loan “B” Agreement”).

B. The Borrower has requested that the Administrative Agent and the Lenders consent to the following amendment to the Maturity Loan “B” Agreement.

C. This Amendment No. 1 shall constitute a Transaction Document and these Recitals shall be construed as part of this Amendment No. 1.

NOW THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, and of the Loans and other extensions of credit heretofore, now or hereafter made to, or for the benefit of, the Borrower by the Lenders, the Borrower, the Guarantors, the Administrative Agent, and the Lenders hereby agree as follows:

1. Definitions. Except to the extent otherwise specified herein, capitalized terms used in this Amendment No. 1 shall have the same meanings ascribed to them in the Maturity Loan “B” Agreement.

2. Amendments. Subject to Section 4, the Maturity Loan “B” Agreement is hereby amended as follows:

2.1 The definition for “EBITDA” in Section 1.01 (“Certain Definitions”) shall be deleted and replaced in its entirety with the following language:

““EBITDA” means, for any period, the sum for the Parent and its Subsidiaries, determined on a consolidated basis of (a) operating income (utilidad de operación), (b) cash interest income and (c) depreciation and amortization expense, in each case determined in accordance with Applicable GAAP, subject to the adjustments herein, consistently applied for such period and adjusted for Discontinued

EBITDA as follows: if the amount of Discontinued EBITDA is a positive amount, then EBITDA shall increase by such amount, and if the amount of Discontinued EBITDA is a negative amount, then EBITDA shall decrease by the absolute value of such amount. For the purposes of calculating EBITDA for any applicable period pursuant to any determination of the Consolidated Net Debt / EBITDA Ratio (but not the Consolidated Fixed Charge Coverage Ratio): (A) (i) if at any time during such applicable period the Parent or any of its Subsidiaries shall have made any Material Disposition, the EBITDA for such applicable period shall be reduced by an amount equal to the EBITDA (if positive) attributable to the property that is the subject of such Material Disposition for such applicable period (but when the Material Disposition is by way of lease, income received by the Parent or any of its Subsidiaries under such lease shall be included in EBITDA) and (ii) if at any time during such applicable period the Parent or any of its Subsidiaries shall have made any Material Acquisition, EBITDA for such applicable period shall be calculated after giving pro forma effect thereto (including the incurrence or assumption of any Debt) as if such Material Acquisition had occurred on the first day of such applicable period. Additionally, if since the beginning of such applicable period any Person that subsequently shall have become a Subsidiary or was merged or consolidated with the Parent or any of its Subsidiaries as a result of a Material Acquisition occurring during such applicable period shall have made any Disposition or Acquisition of property that would have required an adjustment pursuant to clause (i) or (ii) above if made by the Parent or any of its Subsidiaries during such applicable period, EBITDA for such period shall be calculated after giving pro forma effect thereto as if such Disposition or Acquisition had occurred on the first day of such applicable period; and (B) all EBITDA for each applicable period ending on or after December 31, 2008 will be recalculated by multiplying each month’s EBITDA by the Ending Exchange Rate and dividing the amount obtained thereto by the exchange rate used by the Parent in preparation of its monthly financial statements in accordance with Mexican FRS to convert U.S.$ into Mexican pesos (such recalculated EBITDA being the “Recalculated EBITDA”), provided, that, the Required Lenders shall have the option, with respect to any Reference Period ending after December 31, 2009, to discontinue the incorporation of Recalculated EBITDA into the Consolidated Net Debt/EBITDA Ratio (the “Discontinue Option”). The Required Lenders may exercise the Discontinue Option upon notice to the Administrative Agent, who shall, acting upon the instructions of the Required Lenders, notify the Parent of such exercise in writing (the “Notice of Discontinuance”) at least thirty (30) days prior to the end of such Reference Period. Subject to the foregoing notice requirements, such Discontinue Option shall be effective for each Reference Period ending after the date of such Notice of Discontinuance to the Parent as set forth herein.”

2.2 The definition for “Ending Exchange Rate” in Section 1.01 (“Certain Definitions”) shall be deleted and replaced in its entirety with the following language:

““Ending Exchange Rate” means the exchange rate at the end of a Reference Period for converting U.S.$ into Mexican pesos, used by the Parent and its auditors in preparation of the Parent’s financial statements in accordance with Mexican FRS.”

2.3 The definition of “U.S.$/Euro EBITDA” in Section 1.01 (“Certain Definitions”) shall be deleted in its entirety.

3. Representations and Warranties. The Borrower and each of the other Credit Parties hereby represent and warrant to the Administrative Agent and the Lenders that:

3.1 The representations and warranties of the Borrower contained in the Maturity Loan “B” Agreement are true and correct as of the date of this Amendment No. 1.

3.2 The representations and warranties of the Guarantors contained in the Maturity Loan “B” Agreement are true and correct as of the date of this Amendment No. 1.

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3.3 The execution, delivery and performance by the Borrower and each of the other Credit Parties of this Amendment No. 1 has been duly authorized by all necessary corporate action, and this Amendment No. 1 constitutes the legal, valid and binding obligation of the Borrower and each of the other Credit Parties enforceable against the Borrower and each of the other Credit Parties in accordance with its terms, except as enforceability may be limited by applicable concurso mercantil, bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors’ rights generally or general equity principles.

3.4 The execution, delivery and performance of this Amendment No. 1 does not, and will not, contravene or conflict with any provision of (i) any Requirement of Law, (ii) any judgment, decree or order, or (iii) the certificate or articles of incorporation or by-laws or other constituent documents of the Borrower and the Credit Parties, and does not, and will not, contravene or conflict with, or cause any Lien to arise under, any provision of any Contractual Obligation applicable to the Borrower and the Credit Parties.

3.5 No Default or Event of Default exists under the Maturity Loan “B” Agreement or any other Transaction Document or will exist after or be triggered by the execution, delivery and performance of this Amendment No. 1. In addition, the Borrower and each of the other Credit Parties hereby represent, warrant and reaffirm that the Maturity Loan “B” Agreement, the Maturity “B” Notes and each of the other Transaction Documents remain in full force and effect.

4. Conditions Precedent to Effectiveness. The effectiveness of the amendments set forth in Section 2 hereof are in each instance subject to the satisfaction of each of the following conditions precedent (the date on which all such conditions precedent are satisfied or waived being the “Amendment No. 1 Effective Date”):

4.1 Amendment No. 1. This Amendment No. 1 shall have been duly authorized, executed and delivered by each of the Borrower, the Guarantors and the Required Lenders, and acknowledged by the Administrative Agent (which shall be a purely ministerial action).

4.2 No Default. After giving effect to this Amendment No. 1, no Default or Event of Default shall have occurred and be continuing, or would result from the execution or effectiveness of this Amendment No. 1.

4.3 No Material Adverse Effect. No Material Adverse Effect has occurred since December 31, 2007 (excluding the financial condition and events previously disclosed in (i) the Borrower’s filings made with the SEC or the Bolsa Mexicana de Valores, S.A.B de C.V. after December 31, 2007; or (ii) in the Borrower’s unaudited financial statements for each of the first three fiscal periods of 2008).

4.4 Solvency. The Borrower and each Guarantor is, and after giving effect to each of the transactions contemplated by this Amendment No. 1 and the Transaction Documents will be, Solvent.

4.5 Miscellaneous. The Administrative Agent and the Lenders shall have received such other agreements, instruments and documents as the Administrative Agent or the Lenders may reasonably request.

4.6 Other Facilities. This Amendment shall not be effective until the debt obligations set forth on Exhibit A attached hereto have been amended in form and substance reasonably satisfactory to the Lenders and the Borrower shall have notified the Administrative Agent of such modification in writing.

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5. Reference to and Effect Upon the Maturity Loan “B” Agreement and other Transaction Documents.

5.1 Full Force and Effect. Except as specifically provided herein, the Maturity Loan “B” Agreement, the Maturity “B” Notes and each other Transaction Document shall remain in full force and effect and each Maturity “B” Note, Transaction Document, and the Maturity Loan “B” Agreement is hereby ratified and confirmed by the Borrower.

5.2 No Waiver. The execution, delivery and effect of this Amendment No. 1 shall be limited precisely as written and shall not be deemed to (i) be a consent to any waiver of any term or condition, or to any amendment or modification of any term or condition (except as specifically provided herein) of the Maturity Loan “B” Agreement, the Maturity “B” Notes or any other Transaction Document, (ii) prejudice any right, power or remedy which the Administrative Agent or any Lender now has or may have in the future under or in connection with the Maturity Loan “B” Agreement or any other Transaction Document or (iii) constitute a novation of any of the obligations under the Maturity Loan “B” Agreement, the Maturity “B” Notes, and the other Transaction Documents.

5.3 Certain Terms. Each reference in the Maturity Loan “B” Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or any other word or words of similar import shall mean and be a reference to the Maturity Loan “B” Agreement as amended hereby, and each reference in any other Transaction Document to the Maturity Loan “B” Agreement or any word or words of similar import shall be and mean a reference to the Maturity Loan “B” Agreement as amended hereby.

6. Counterparts. This Amendment No. 1 may be executed in any number of counterparts, each of which when so executed shall be deemed an original but all such counterparts shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment No. 1 by telecopier shall be as effective as delivery of a manually executed counterpart signature page to this Amendment No. 1.

7. Costs and Expenses. As provided in the Maturity Loan “B” Agreement, the Borrower shall pay the reasonable fees, costs and expenses incurred by the Administrative Agent in connection with the preparation, execution and delivery of this Amendment No. 1 (including, without limitation, attorneys’ fees).

8. GOVERNING LAW. THIS AMENDMENT NO. 1 SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK.

9. Headings. Section headings in this Amendment No. 1 are included herein for convenience of reference only and shall not constitute a part of this Amendment No. 1 for any other purpose.

[Signature Pages Follow]

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IN WITNESS WHEREOF, this Amendment No. 1 has been duly executed as of the date first written above.

NEW SUNWARD HOLDING B.V., as Borrower

By	/s/ Agustin Blanco
Name:	Agustin Blanco
Title:	Attorney-In-Fact

[Signature Page Amendment No. 1 to Maturity “B” Loan – New Sunward Holding]

IN WITNESS WHEREOF, this Amendment No. 1 has been duly executed as of the date first written above.

CEMEX, S.A.B. DE C.V., as a Guarantor

By	/s/ Agustin Blanco
Name:	Agustin Blanco
Title:	Attorney-In-Fact

[Signature Page Amendment No. 1 to Maturity “B” Loan – Cemex, S.A.B. de C.V.]

IN WITNESS WHEREOF, this Amendment No. 1 has been duly executed as of the date first written above.

CEMEX MÉXICO, S.A. DE C.V., as a Guarantor

By	/s/ Agustin Blanco
Name:	Agustin Blanco
Title:	Attorney-In-Fact

[Signature Page Amendment No. 1 to Maturity “B” Loan – Cemex Mexico]

IN WITNESS WHEREOF, this Amendment No. 1 has been duly executed as of the date first written above.

ING CAPITAL LLC, as Administrative Agent

By	/s/ Vicente M. León
Name:	Vicente M. León
Title:	Director

[Signature Page Amendment No. 1 to Maturity “B” Loan – ING Capital]

IN WITNESS WHEREOF, this Amendment No. 1 has been duly executed as of the date first written above.

BANCO SANTANDER S.A., as a Lender

By	/s/ Javier Visedo
Name:	Javier Visedo
Title:	Executive Director

By	/s/ Juan de la Hera
Name:	Juan de la Hera
Title:	Associate

[Signature Page Amendment No. 1 to Maturity “B” Loan – Banco Santander]

IN WITNESS WHEREOF, this Amendment No. 1 has been duly executed as of the date first written above.

THE ROYAL BANK OF SCOTLAND PLC, as a Lender

By	/s/ [illegible]
Name:	[illegible]
Title:	MD

By	/s/ [illegible]
Name:	[illegible]
Title:	Director

[Signature Page Amendment No. 1 to Maturity “B” Loan – RBS]

IN WITNESS WHEREOF, this Amendment No. 1 has been duly executed as of the date first written above.

CAJA DE AHORROS Y MONTE DE PIEDAD DE MADRID MIAMI AGENCY, as a Lender

By	/s/ Jose Cueto
Name:	Jose Cueto
Title:	Senior VP & Deputy General Manager

By	/s/ Jesus Miramon
Name:	Jesus Miramon
Title:	Deputy General Manager

[Signature Page Amendment No. 1 to Maturity “B” Loan – Caja Madrid]

IN WITNESS WHEREOF, this Amendment No. 1 has been duly executed as of the date first written above.

ING BANK, N.V., ACTING THROUGH ITS CURACAO BRANCH, as a Lender

By	/s/ H.F.J. (Freddy) ten Holt
Name:	H.F.J. (Freddy) ten Holt
Title:	Chief Financial Officer

By	/s/ A.C. Maduro
Name:	A.C. Maduro
Title:	Risk Manager

[Signature Page Amendment No. 1 to Maturity “B” Loan – ING Bank N.V.]

EXHIBIT A

(1)	Amended and Restated Credit Agreement, dated as of June 6, 2005, by and among CEMEX S.A.B. de C.V., as borrower, CEMEX México S.A. de C.V. and Empresas Tolteca de México S.A. de C.V., as guarantors, Barclays Bank PLC, New York Branch, as issuing bank and documentation agent, ING Bank N.V., as issuing bank, the several lenders party thereto, and Barclays Capital, The Investment Banking Division of Barclays Bank PLC, as joint bookrunner, Citigroup Global Markets Inc., as joint bookrunner and syndication agent, and ING Capital LLC, as joint bookrunner and administrative agent, for an aggregate principal amount of U.S.$700,000,000, as amended by Amendment No. 1 thereto, dated as of June 21, 2006, the Amendment and Waiver Agreement, dated as of December 1, 2006, the Third Amendment to Credit Agreement, dated as of May 9, 2007, the Waiver Agreement, dated as of November 30, 2007 and the Fourth Amendment to Credit Agreement, dated as of December 19, 2008.

(2)	Credit Agreement, dated as of May 31, 2005, by and among CEMEX S.A.B. de C.V., as borrower, CEMEX México S.A. de C.V. and Empresas Tolteca de México S.A. de C.V., as guarantors, the several lenders party thereto, Barclays Bank PLC, New York Branch, as administrative agent, Barclays Capital, The Investment Banking Division of Barclays Bank PLC, as joint lead arranger and joint bookrunner, and Citigroup Global Markets Inc., as documentation agent, joint lead arranger and joint bookrunner, for an aggregate principal amount of U.S.$1,200,000,000, as amended by Amendment No. 1 thereto, dated as of June 19, 2006, the Amendment and Waiver Agreement, dated as of November 30, 2006, the Third Amendment to Credit Agreement, dated as of May 9, 2007, the Limited Waiver Agreement, dated as of November 30, 2007 and the Fourth Amendment to Credit Agreement, dated as of December 19, 2008.

(3)	Amended and Restated Facilities Agreement, dated as of December 19, 2008, by and among New Sunward Holding B.V., as borrower, CEMEX S.A.B. de C.V., CEMEX México S.A. de C.V. and Empresas Tolteca de México S.A. de C.V., as original guarantors, Banco Bilbao Vizcaya Argentaria, S.A., BNP Paribas and Citigroup Global Markets, Inc., as arrangers, and Citibank, N.A. as agent and on behalf of the finance parties, for an aggregate principal amount of U.S.$700,000,000.

(4)	Senior Unsecured Maturity Loan “A” Agreement, dated as of December 31, 2008, by and among NSH, as borrower, CEMEX S.A.B. de C.V., and CEMEX México S.A. de C.V., as guarantors, HSBC Securities (USA) Inc., as sole structuring agent, HSBC Securities (USA) Inc., Banco Santander, S.A., and The Royal Bank of Scotland Plc, each as joint lead arranger and joint bookrunner, ING Capital LLC, as administrative agent, and the several lenders party thereto, for an aggregate principal amount of U.S.$525,000,000.

(5)	Credit Agreement, dated as of June 25, 2008, among CEMEX S.A.B. de C.V., as borrower, CEMEX México S.A. de C.V., as guarantor, and Banco Bilbao Vizcaya Argentaria, S.A. New York Branch, as lender, for an aggregate principal amount of U.S.$500,000,000, as amended by the First Amendment to the Credit Agreement, dated as of December 19, 2008.